UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2004

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803
(Address of principal executive offices)

(781) 238-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On August 2, 2004, RadView Software Ltd., a company organized under the laws of Israel (the “Company”), received a letter from the Nasdaq informing the Company that it did not comply with Marketplace Rule 4320(e)(2)(B).  This rule requires a listed company to meet one of three tests involving shareholders’ equity, market capitalization or net income.  As of June 30, 2004, the Company’s shareholders’ equity was $1,553,000, which was below the minimum shareholders’ equity requirement of $2.5 million.  The Company also does not satisfy either of the other two tests.

The Nasdaq also informed the Company that it is reviewing the Company’s eligibility for continued listing on the Nasdaq SmallCap Market.  In connection with their review, the Nasdaq has requested that the Company provide on or before August 16, 2004 the Company’s specific plans to achieve and sustain compliance with the listing requirements.  The Company is presently preparing a response to the Nasdaq with the requested information.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: August 5, 2004	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer